Exhibit 1.1

Execution Copy

Memorial Resource Development Corp.

42,800,000 Shares

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

June 12, 2014

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Memorial Resource Development Corp., a corporation organized under the laws of Delaware (the “Company”), and MRD Holdco LLC, a Delaware limited liability company (in such capacity, the “Selling Stockholder”), propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 42,800,000 shares of common stock, $0.01 par value (“Common Stock”) of the Company (the “Underwritten Securities”). Of the 42,800,000 shares of the Underwritten Securities, 21,500,000 are being sold by the Company and 21,300,000 are being sold by the Selling Stockholder. In addition, the Selling Stockholder proposes to grant to the Underwriters an option to purchase up to 6,420,000 additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Underwritten Securities set forth opposite its name on the Schedule I to this Agreement, up to 856,000 shares for sale to the Company’s employees, officers and directors (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

Reference herein to: (i) “MRD Entities” means the Company, MRD LLC and their respective subsidiaries, other than the Partnership and its subsidiaries, Bluestone Natural Resources Holdings, LLC (“Bluestone”), MRD Royalty LLC (“MRD Royalty”), MRD Midstream LLC (“MRD Midstream”), Golden Energy Partners LLC, (“Golden Energy”), Classic Pipeline & Gathering, LLC (“Classic Pipeline”) or WildHorse Resources Management Company, LLC (“WHR Management”); (ii) “MRD LLC” means Memorial Resource Development LLC, a Delaware limited liability company; (iii) the “Partnership” means Memorial Production Partners LP, a Delaware limited partnership; (iv) the “General Partner” means Memorial Production Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership; and (v) “MRD Properties” means the properties and assets owned by the MRD Entities.

Prior to, on or after the Closing Date, the following transactions will occur:

1. Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”), Natural Gas Partners IX, L.P., a Delaware limited partnership (“NGP IX”), and NGP IX Offshore Holdings, L.P., a Delaware limited partnership (“NGP Holdings” and, together with NGP VIII and NGP IX, the “Funds”) formed the Selling Stockholder and contributed their respective membership interests in MRD LLC to the Selling Stockholder (the “Holdco Contribution”).

2. WildHorse Resources LLC (“WildHorse”) will sell WHR Management to WildHorse Resources II, LLC for approximately $0.2 million pursuant to a purchase agreement (the “WHR Purchase Agreement”).

3. Classic Hydrocarbons Holdings, L.P. (“Classic Holdings”) will distribute 100% of the membership interests in Classic Pipeline & Gathering, LLC (“Classic Pipeline”) (directly and indirectly through Classic Hydrocarbons GP Co., L.L.C. (“Classic GP”) to MRD LLC, and Black Diamond Minerals, LLC (“Black Diamond”) will distribute 100% of the membership interests in Golden Energy Partners, LLC (“Golden Energy”) to MRD LLC.

4. MRD LLC will contribute to the Company all of its interests in Black Diamond, Classic GP, Classic Holdings, WildHorse, MRD Operating LLC (“MRD Operating”), Memorial Resource Finance Corp. (“MRF Corp”), the General Partner, and Beta Operating Company, LLC (“Beta Operating”) in exchange for 128,665,677 shares of Common Stock (the “Contribution Shares”) pursuant to the Contribution Agreement (the “Contribution Agreement”), pursuant to which the Company will assume the obligations of MRD LLC under the PIK Toggle Notes Indenture (defined below) and related Debt Security Agreement.

5. MRD LLC will distribute the Contribution Shares to MRD Holdco.

6. Certain former members of WildHorse management (the “Former WHR Management”) will contribute to the Company all of their membership and incentive unit interests in WildHorse in exchange for an aggregate of 42,334,323 shares of Common Stock (the “WHR Shares”) and an aggregate cash amount of $30 million pursuant to the Contribution Agreement by and among Former WHR Management and the Company (the “WHR Management Contribution Agreement”).

7. The Company will enter into a Credit Agreement, by and among the Company, as the Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the other parties party thereto (the “Credit Agreement”), and borrow $616.7 million under the Credit Agreement and uses the proceeds thereof to repay and terminate the outstanding indebtedness of WildHorse.

8. MRD LLC will enter into a merger agreement (the “MRD Merger Agreement”) with MRD Operating pursuant to which, after the discharge of the PIK Toggle Notes Indenture (defined below), MRD LLC will merge into MRD Operating, with MRD Operating being the surviving entity.

9. The Company will issue and sell, and the Selling Stockholder will sell, the Underwritten Securities to the public, and the Company will use the net proceeds thereof as set forth in the Prospectus.

10. The Company will borrow under the Credit Agreement to pay the $30 million to the Former WHR Management under the WHR Management Contribution Agreement. The Company will also borrow under the Credit Agreement to reimburse MRD Holdco for interest previously paid on the Company’s 10.00%/10.75% Senior PIK Toggle Notes due 2018 (the “PIK Toggle Notes”) issued under an indenture by and among the Company, the Guarantors party thereto and U.S. Bank National Association, dated as of December 18, 2013 (the “PIK Toggle Notes Indenture”) under the Contribution Agreement.

11. MRD LLC will distribute to MRD Holdco (i) 100% of the membership interests in BlueStone, MRD Midstream, MRD Royalty, Golden Energy and Classic Pipeline, and (ii) the subordinated units representing limited partner interests in MEMP owned by MRD LLC.

12. The Company will enter into (i) a registration rights agreement and (ii) a voting agreement, in each case with the Selling Stockholder and Former WHR Management a (the “Registration Rights Agreement” and “Voting Agreement”, respectively).

13. Black Diamond will merge with and into MRD Operating, with MRD Operating as the surviving entity.

14. Former WHR Management will enter into a transition services agreement related to the management and operations of the assets owned by WHR (the “Services Agreement”).

15. Following the Closing Date, after the redemption of the PIK Toggle Notes (or after the discharge of the PIK Toggle Notes Indenture, if earlier), the cash remaining in the MRD LLC debt service reserve account is paid over to MRD Holdco.

16. After the redemption of the PIK Toggle Notes (or after the discharge of the PIK Toggle Notes Indenture, if earlier), pursuant to the MRD Merger Agreement, MRD LLC merges with and into MRD Operating.

The transactions referred to in clauses 1-16 are referred to collectively as the “Transactions,” and the WHR Purchase Agreement, the Contribution Agreement, the WHR Management Contribution Agreement, the MRD Merger Agreement, the Credit Agreement, the Registration Rights Agreement, the Voting Agreement and the Services Agreement are collectively referred to as the “Transaction Documents.”

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission a registration statement (File Number 333-195062) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which

Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(d) As of the Execution Time, the Closing Date and each settlement date, (i) the Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(e) The Company has made available a “bona fide electronic road show” (as defined in Rule 433) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) From the time of initial confidential submission of the Company’s draft Registration Statement on Form S-1 to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(h) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(i) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(j) Each of the MRD Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its respective obligations under this Agreement and the other Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case, as described in the Disclosure Package and the Prospectus. Each of the MRD Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date, will require, such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, on the MRD Entities, taken as a whole (a “Material Adverse Effect”).

(k) MRD LLC owns, and after giving effect to the Transactions on the Closing Date and each settlement date, the Company will own, all of the issued and outstanding membership interests of the General Partner; such membership interests are duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus; and on the Closing Date and each settlement date, no other interest in the General Partner will be outstanding.

(l) The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the date hereof (the “Partnership Agreement”); and the General Partner owns, and will own on the Closing Date and each settlement date, such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m) The General Partner owns, and, on the Closing Date and each settlement date, will own 50% of the Incentive Distribution Rights in the Partnership (as such term is defined in the Partnership Agreement, the “IDRs”) free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus; the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act).

(n) Attached as Schedule VI is a true and complete list of each entity in which the Company will have a direct or indirect majority equity or voting interest, after giving effect to the Transactions (each, a “Subsidiary” and, together, the “Subsidiaries”) and its jurisdictions of organization. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and (other than the general partner interests in the Partnership owned by the General Partner) are nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 101.206 and 101.613 of the Texas Business Organization Code or Sections 17-607 and 17-804 of the Delaware Limited Partnership Act), were not issued in violation of any preemptive or similar right and, except as set forth in the Disclosure Package and the Prospectus, are owned, directly or indirectly through Subsidiaries, by the Company (except with respect to limited partner interests in the Partnership owned by public unitholders) free and clear of all Liens, other than transfer restrictions imposed by the 1933 Act, the securities or “blue sky” laws of certain jurisdictions or pursuant to the Credit Agreement or that certain credit agreement, dated as of December 14, 2011, by and among Memorial Production Operating LLC, as borrower, the Partnership, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent for the lenders party thereto, BNP Paribas, Citibank, N.A. and Comerica Bank, as co-documentation agents for the lenders party thereto, and the other lenders party thereto, as amended as of the date hereof.

(o) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The shares of Common Stock to be issued to MRD Holdco and certain former management members of WildHorse in connection with the Transactions have been duly authorized for issuance, and when issued and delivered by the Company and, upon payment and delivery in accordance with the Transaction Documents, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of the shares of Common Stock to MRD Holdco and certain former management members of WildHorse is not subject to any preemptive or similar rights.

(p) Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the MRD Entities or (ii) outstanding options or warrants to purchase any securities of the MRD Entities. Except as described in the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(q) The Company has all requisite power and authority to execute and deliver this Agreement, and each of the MRD Entities has all requisite power and authority to execute and deliver the other Transaction Documents to which it is a party and perform its respective obligations hereunder and thereunder. On the Closing Date and each settlement date, all limited partnership, limited liability company and corporate action, as the case may be, required to be taken by the MRD Entities or any of their respective members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Securities, the execution and delivery by the MRD Entities of the Transaction Documents to which it is a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(r) This Agreement has been duly authorized, executed and delivered by the Company.

(s) Each Transaction Document to which the Company or any MRD Entity is a party, as applicable, has been, or on the Closing Date will be, duly authorized, executed and delivered by the Company or such MRD Entity, as applicable, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Company or any MRD Entity, as applicable, enforceable against each of them in accordance with its terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(t) Each Transaction Document conforms in all material respects to the description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus.

(u) None of (i) the offering, issuance or sale by the Company of the Securities, (ii) the execution, delivery and performance of this Agreement and the Transaction Documents by the MRD Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents by the MRD Entities or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, (A) will conflict with, or will constitute a violation of the partnership agreement, limited liability company agreement, bylaws, certificate of limited partnership, certificate of formation, certificate of incorporation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the MRD Entities, (B) will conflict with, or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any MRD Entity is a party or bound or to which its property is subject, (C) will violate any statute, law, regulation, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any MRD Entity or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the MRD Entities (other than Liens created pursuant to the Credit Agreement), except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) and (D), that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(v) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental agency or body having jurisdiction over any of the MRD Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Securities as described in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Company, (iii) the execution, delivery and performance by the MRD Entities that are parties thereto of their respective obligations under the Transaction Documents or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents other than (A) registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (C) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (D) consents that have been, or on or prior to the Closing Date will be, obtained, (E) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (F) as described in the Registration Statement, the Disclosure Package and the Prospectus.

(w) None of the MRD Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the MRD Entities or any of its properties, as applicable, (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the MRD Entities or MRD Properties to which it is a party or by which it or any of its properties may be bound or (iv) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of, assuming the due execution by all parties thereto, the Transaction Documents, which in the case of either (ii), (iii) or (iv) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the MRD Entities to consummate the Transactions.

(x) The Securities, when issued and delivered in accordance with the terms of this Agreement against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(y) No labor problem or dispute with the employees of any of the MRD Entities exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(z) The historical financial statements, together with the related schedules and notes, included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the predecessor to the Company, as applicable, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma condensed combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical combined financial statement amounts in the pro forma condensed combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma condensed combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act (including, without limitation, Regulations S-X and G of the Act), the Exchange Act, Item 10(e) under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical Consolidated and Combined Pro Forma Financial Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical Financial Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise.

(aa) KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement,

Disclosure Package and Prospectus is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by KPMG LLP to the MRD Entities have been approved by the Board of Directors of the Company. The reserve engineers who prepared the reports and audits upon which the estimates of the proved reserves of the MRD Properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus were based, are independent petroleum engineers with respect to the MRD Entities and for the periods set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(bb) The oil and natural gas reserve estimates of the MRD Properties to be contributed to the Company by MRD LLC as of December 31, 2013 and the oil and natural gas reserve estimates of the Partnership as of December 31, 2013 contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared, and audits that have been completed, by Netherland, Sewell & Associates, Inc., and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(cc) Except as described in the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the MRD Entities or their property is pending or, to the knowledge of the MRD Entities, threatened or contemplated that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or any of the Transaction Documents or the consummation of any of the transactions contemplated herein or therein (including the Transactions) or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd) Each of the MRD Entities has or will have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the MRD Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Disclosure Package and the Prospectus (ii) do not materially interfere with the use made and proposed to be made of such property by the MRD Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) On the Closing Date and each settlement date, after giving effect to the Transactions, each of the MRD Entities will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such Governmental Licenses the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; the MRD Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the MRD Entities, none of the MRD Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ff) To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(gg) Each of the MRD Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(hh) On the Closing Date and each settlement date, after giving effect to the Transactions, the MRD Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged, except for such policies of insurance the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the MRD Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect, except when the failure of such policies of insurance and any fidelity or surety bonds to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and the MRD Entities will be in compliance with the terms of such policies and instruments in all material respects.

(ii) On the Closing Date and each settlement date, after giving effect to the Transactions, no MRD Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests or from repaying any loans or advances to any other MRD Entity, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreement.

(jj) Each of the MRD Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the MRD Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the MRD Entities are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the MRD Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(kk) The MRD Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) that, to their knowledge after due inquiry, are necessary for the operations of the MRD Properties as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not result in, individually or in the aggregate, a Material Adverse Effect.

(ll) No relationship, direct or indirect, exists between or among any MRD Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any MRD Entity, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.

(mm) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the MRD Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any MRD Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) no MRD Entity has incurred, nor does any such entity reasonably expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any MRD Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the MRD Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no MRD Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any MRD Entity could be liable.

(nn) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, the MRD Properties have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any Material Adverse Effect, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any MRD Entities, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(oo) The Contribution Agreement will be legally sufficient to transfer or convey to the MRD Entities all of the MRD Properties and all other properties that are, individually or in the aggregate, required to enable the MRD Entities to conduct their operations in all material respects as contemplated by the Prospectus and the Disclosure Package. Upon execution and delivery of the Contribution Agreement, except as disclosed in the Disclosure Package and the Prospectus, the MRD Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Company.

(pp) The information in the Disclosure Package and the Prospectus under the captions “Business—Regulation of the Oil and Natural Gas Industry,” “Business—Regulation of Environmental and Occupational Health and Safety Matters,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Restructuring Transactions” and “Material Tax Consequences to Non-U.S. Holders,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of any instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the franchises, contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such franchises, contracts and documents in all material respects.

(qq) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NASDAQ Global Market (“NASDAQ”) promulgated thereunder.

(rr) None of the MRD Entities is now, and immediately following the sale of the Securities to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ss) The MRD Entities (considered as one entity) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus, none of the MRD Entities are aware of any material weaknesses in their internal control over financial reporting.

(tt) The Company has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including their respective principal executive officers and principal financial officers, as appropriate, and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(uu) None of the MRD Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vv) No MRD Entity nor, to the knowledge of any of the MRD Entities, any director, officer, agent or employee of any MRD Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the MRD Entities and, to the knowledge of any of the MRD Entities, their controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww) The operations of each of the MRD Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the MRD Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the MRD Entities, threatened.

(xx) No MRD Entity nor, to the knowledge of any of the MRD Entities, any director, officer, agent or employee of any MRD Entity, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the MRD Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy) All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(zz) None of the MRD Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134, and in connection with the Directed Share Program described herein, the enrollment materials prepared by Raymond James & Associates, Inc.

(aaa) The Securities have been approved to be listed on the NASDAQ subject only to official notice of issuance.

(bbb) To the knowledge of the MRD Entities, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors or the Company’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ccc) After giving effect to the Transactions, Classic Holdings, WildHorse and MRD Operating are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a) The Selling Stockholder has, and immediately prior to the delivery of the Securities on the Closing Date will have, good and valid title to the Securities, free and clear of all Liens, and has limited liability company power and authority to sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement, and, upon payment for the Securities to be sold by the Selling Stockholder, delivery of the Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee by the Company and DTC indicating by book entry on its records that such Securities have been credited to securities accounts maintained by the Underwriters at DTC and payment therefor in accordance with this Agreement, the Underwriter will acquire a security entitlement within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”) with respect to such Securities and, under the UCC, an action based on an adverse claim within the meaning of Section 8-105 of the UCC to such Securities may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery, registration and crediting occur, (A) the Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s stock registry in accordance with the Bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (C) neither of DTC or the Underwriters have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) to the Securities, and (D) appropriate book entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC).

(b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except (i) as may be required under states securities “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Closing Date or any settlement date and (iii) for such consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.

(d) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) the certificate of formation or limited liability company agreement of the Selling Stockholder or (iii) the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, default or violation that would not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.

(e) The sale of Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(f) In respect of any statements in or omissions from the Registration Statement, Disclosure Package and Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties (subject to the same provisos) to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(h) of this Section.

Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a)

(i) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.93125 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(ii) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.93125 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 6,420,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Selling Stockholder is 6,420,000. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on June 18, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at

388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free

Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or other stock plan or arrangement of the Company described in the Prospectus or any amendment to or replacement of such plan and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (ii) the Company may file one or more registration statements on Form S-8 and (iii) the Company may offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock in connection with any acquisition or strategic investment (including any joint venture or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities pursuant to this Agreement and (y) each recipient of any such Common Stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(l) hereof for the remainder of the 180-day restricted period. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(l) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) If Citigroup Global Markets Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (not to exceed $10,000 relating to such filings); (viii) all expenses incident to the “road show” for the offering of the Securities, provided that the Underwriters agree to pay one-half of the cost of any chartered airplane or other transportation in connection therewith; (ix) the cost of any chartered airplane or other transportation in connection with Testing-the-Water Communications, (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the

Company and the Selling Stockholder; and (xi) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder.

(k) The Company agrees to pay (1) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(l) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

Furthermore, the Company covenants with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

The Selling Stockholder agrees with the several Underwriters that:

(o) The Selling Stockholder will execute and deliver to the Underwriters a letter substantially in the form of Exhibit A to this Agreement.

(p) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Stockholder.

(r) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Akin Gump Strauss Hauer & Feld LLP, counsel for the Company and the Selling Stockholder, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C.

(c) [Reserved].

(d) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

(f) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure

Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The Company shall have requested and caused KPMG LLP and Netherland, Sewell & Associates, Inc. to have furnished to the Representatives at the Execution Time and at the Closing Date, customary comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing (i) in the case of the letter of KPMG LLP, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (ii) in the case of the letter of Netherland, Sewell & Associates, Inc., statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve reports described in Section 1(dd) hereof and related reserve information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto and (iii) with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the respective letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the MRD Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(k) The Securities shall have been approved for listing and admitted and authorized for trading on NASDAQ, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule V hereto and addressed to the Representatives.

(m) The MRD Entities shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred, will occur as of the Closing Date or will occur after the Closing Date, as applicable, including the concurrent closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and the effect of which, in the judgment of the Representatives, is so material and adverse as to not make it impracticable or inadvisable to proceed with the offering and delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(n) The Representatives shall have received from the MRD Entities such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Underwriters, at 1001 Fannin St., Suite 2500, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholder pro rata in proportion to the percentage of Securities to be sold by it shall reimburse the Company on demand for all amounts so paid.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholder and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholder and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the

Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of the Selling Stockholder under its representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Stockholder to the Underwriters. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on NASDAQ or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred or, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: 646-834-8133); or, if sent to the Company, will be mailed, delivered or telefaxed to 1301 McKinney St, Suite 2100, Houston, Texas 77010, attn: Kyle Roane (fax no.: (713) 588-8301), with a copy to 5221 N. O’Connor Blvd., Suite 1100, Irving, Texas 75039, attn: Christopher Ray (fax no.: (972) 432-1441) or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholder and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholder, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

“Bylaws” shall mean the Company’s amended and restated bylaws.

“Charter” shall mean the Company’s amended and restated certificate of incorporation.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, the price to the public, the number of Underwritten Securities and Option Securities to be included on the cover page of the Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.”

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

Memorial Resource Development Corp.

By:	/s/ John A. Weinzierl
	Name:	John A. Weinzierl
	Title:	Chief Executive Officer

MRD Holdco LLC

By:	/s/ John A. Weinzierl
	Name:	John A. Weinzierl
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ James Jackson
	Name:	James Jackson

Barclays Capital Inc.

By:	Barclays Capital Inc.

By:	/s/ William Byers
	Name:	William Byers

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	9,844,000
Barclays Capital Inc.	7,276,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,424,000
BMO Capital Markets Corp.	3,424,000
Goldman, Sachs & Co.	3,424,000
Raymond James & Associates, Inc.	3,424,000
RBC Capital Markets, LLC	3,424,000
Wells Fargo Securities, LLC	3,424,000
Simmons & Company International	856,000
Credit Suisse Securities (USA) LLC	530,720
Morgan Stanley & Co. LLC	530,720
Scotia Capital (USA) Inc.	530,720
Stephens Inc.	530,720
Stifel, Nicolaus & Company, Incorporated	530,720
UBS Securities LLC	530,720
Wunderlich Securities, Inc.	530,720
Comerica Securities, Inc.	282,480
Mitsubishi UFJ Securities (USA), Inc.	282,480

Total	42,800,000

SCHEDULE II

Selling Stockholder	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

MRD Holdco LLC 1301 McKinney, Suite 2100 Houston, Texas 77010 (713) 588-8300	21,300,000	6,420,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Issuer Free Writing Prospectus dated June 12, 2014, filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Schedule of Written Testing-the-Waters Communication

Memorial Resource Development Corp. Introductory Meeting presentation materials, May 2014.

SCHEDULE V

Parties to Lock-Up Agreements

Tony R. Weber

John A. Weinzierl

William J. Scarff

Kyle N. Roane

Dennis G. Venghaus

Andrew J. Cozby

Larry R. Forney

Gregory M. Robbins

Scott A. Gieselman

Kenneth A. Hersh

Anthony Bahr

Jay Graham

Carol L. O’Neill

Robert A. Innamorati

Pat Wood, III

Terence Lynch

Paul Eschete

Joseph Wyszynski

Gary Smith

Steve Habachy

Steven Eckerman

Heath Sumrow

William Hebert

Luis Mier

Marcus Spillson

Michael Munsey

John Nabors

Tyler Fenley

Herbert Cole

MRD Holdco LLC

WHR Incentive LLC

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SCHEDULE VI

List of Subsidiaries of Memorial Resource Development Corp.

Name of Subsidiary	Jurisdiction of Organization
MRD Operating LLC	Delaware
WildHorse Resources, LLC	Delaware
Memorial Production Partners GP LLC	Delaware
Memorial Resource Finance Corp.	Delaware
Beta Operating Company, LLC	Delaware
Classic Hydrocarbons Holdings, L.P.	Texas
Classic Hydrocarbons GP Co., L.L.C.	Texas
Classic Operating Co. LLC	Delaware
Classic Hydrocarbons, Inc.	Delaware
Classic Hydrocarbons Operating, LLC	Delaware
Craton Energy GP III, LLC	Texas
Craton Energy Holdings III, LP	Texas
Memorial Production Partners LP	Delaware
Memorial Production Operating LLC	Delaware
Memorial Production Finance Corporation	Delaware
Memorial Midstream LLC	Texas
Memorial Energy Services LLC	Delaware
Columbus Energy, LLC	Delaware
Prospect Energy, LLC	Colorado
WHT Energy Partners LLC	Delaware
WHT Carthage LLC	Delaware
Rise Energy Operating, LLC	Delaware
Rise Energy Minerals, LLC	Delaware
Rise Energy Beta, LLC	Delaware
San Pedro Bay Pipeline Company	California

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[Form of Lock-Up Agreement]	EXHIBIT A

[MRDC Letterhead]

Memorial Resource Development Corp.

Public Offering of Common Stock

June 12, 2014

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Memorial Resource Development Corp., a Delaware corporation (the “Company”), Memorial Resource Development LLC, a Delaware limited liability company and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-Up Period).

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The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto for the remaining Lock-Up Period; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, (b) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Citigroup Global Markets Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if either the Company or the Underwriters notifies the other that it does not intend to proceed with the Offering, if the Underwriting

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Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

Yours very truly,

[—]

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[Form of Press Release]	EXHIBIT B

Memorial Resource Development Corp.

[Date]

Memorial Resource Development Corp. (the “Company”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Company’s recent public sale of shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             ,      20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Letterhead of CGMI]

Memorial Resource Development Corp.

Public Offering of Common Stock

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Memorial Resource Development Corp. (the “Company”) of                  shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated             , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to                  shares of Common Stock (the “Shares”).

Citigroup Global Markets Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of CGMI Representative]

[Name and title of CGMI Representative]

cc: Company

Exhibit C

1.	(a)	The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

(b)	Each Subsidiary is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware or, in the case of Classic Hydrocarbons GP, Classic Hydrocarbons Holdings, Classic Pipeline, Craton GP and Craton Holdings, has the right to transact business in the State of Texas under the laws of the State of Texas.

(c)	The Selling Stockholder has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware.

2.	(a)	The Company is duly qualified and is in good standing as a foreign corporation in each foreign qualification jurisdiction so identified on Exhibit F hereto.

(b)	Each Subsidiary (other than Classic Hydrocarbons GP, Classic Hydrocarbons Holdings, Classic Pipeline, Craton GP and Craton Holdings) is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, in, and is in good standing under the laws of or (as to the State of Texas) has the right to transact business in, each foreign qualification jurisdiction so identified on Exhibit F attached hereto.

(c)	The Selling Stockholder is duly qualified to do business as a foreign limited liability company in, and is in good standing under the laws of or (as to the State of Texas) has the right to transact business in, each jurisdiction (other than the State of Delaware) so identified on Exhibit F hereto.

3.	(a)	The Company has all requisite corporate power and authority to own its properties and conduct its business, in each case in all material respects, as described in the Disclosure Package and the Final Prospectus. The Company has the requisite corporate power and authority necessary to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement. The Company has all requisite corporate power and authority to issue, sell and deliver the Company Shares in accordance with and upon the terms and conditions set forth in the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its respective obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

(b)	Each Subsidiary has all requisite entity power and authority to own its respective properties and conduct its business, in each case in all material respects, as described in the Disclosure Package and the Final Prospectus.

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(c)	The Selling Stockholder has all requisite entity power and authority necessary to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement. The Selling Stockholder has all requisite entity power and authority to sell and deliver the Selling Stockholder Shares in accordance with and upon the terms and conditions set forth in the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by the Selling Stockholder and the performance by the Selling Stockholder of its respective obligations thereunder have been duly authorized by all necessary limited liability company action on the part of the Selling Stockholder.

4.	(a)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(b)	The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

5.	Each MRD Entity that is party to a Transaction Document has the entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and perform its obligations under such Transaction Document. Each Transaction Document has been duly authorized, executed and delivered by each MRD Entity party thereto. Each Transaction Document (other than any Delaware Transaction Document) constitutes the valid and binding obligation of each MRD Entity party thereto, enforceable against such MRD Entity in accordance with its terms.

6.	(a)	The Company Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights under the Company Constitutive Documents, the DGCL or any Material Agreement.

(b)	The Selling Stockholder Shares to be sold to the Underwriters by the Selling Stockholder pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

7.	The authorized capital stock of the Company consists of 192,500,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

8.	The General Partner is the sole general partner of the Partnership and owns of record an approximate [0.1]% general partner interest in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) or (ii), other than those Liens that are (A) created under the Delaware LLC Act, (B) created in connection with the Partnership’s credit agreement, (C) created by the Constitutive Documents of the Partnership, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus.

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9.	The General Partner owns of record 50% of the Incentive Distribution Rights in the Partnership (as defined in the Partnership Agreement), and the limited partner interests represented thereby, in the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) or (ii), other than those Liens that are (A) created under the Delaware LLC Act, (B) created in connection with the Partnership’s credit agreement, (C) created by the Constitutive Documents of the Partnership, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

10.	With respect to each of the Subsidiaries set forth on Exhibit H attached hereto, each of the Owning Entities specified on Exhibit H with respect to such Subsidiary owns of record the respective equity interests of such Subsidiary as set forth as owned by such Owning Entity on Exhibit H attached hereto, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (in the case of each Owning Entity other than Classic GP and Craton GP) or the State of Texas (in the case of an Owning Entity that is Classic GP or Craton GP) naming such Owning Entity as debtor is on file in the office of the Secretary of State of the State of Delaware (in the case of each Owning Entity other than Classic GP and Craton GP) or the State of Texas (in the case of an Owning Entity that is Classic GP or Craton GP) naming such Owning Entity or (ii) otherwise known to us, in the case of (i) or (ii), other than those Liens that are (A) created under the DGCL, Delaware LLC Act, Delaware LP Act or Texas Business Organizations Code, as applicable, (B) created in connection with the Company Credit Agreement, (C) created by the Constitutive Documents of such Subsidiary, or (D) disclosed in the Pre-Pricing Preliminary Prospectus and the Final Prospectus. Such equity interests have been duly authorized and validly issued in accordance with the applicable Subsidiary Constitutive Documents and are fully paid (to the extent required under such applicable Subsidiary Constitutive Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act, or Sections 101.206 and 101.613 of the Texas Business Organizations Code, as applicable).

11.	Except as described in the Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to

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purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company pursuant to the Company Constitutive Documents, any other Material Agreement or any law, rule or regulation of any Included Law, other than those restrictions upon the transfer of equity interests created in connection with the Company Credit Agreement. None of the offering, issuance or sale of the Shares as contemplated by the Underwriting Agreement gives rise under the Company Constitutive Documents or any Material Agreement to any rights for inclusion in the Registration Statement of any Shares or other securities of the Company, other than those that have been waived or are described in the Disclosure Package and the Final Prospectus.

12.	The Registration Statement was declared effective under the Securities Act on June [ ], 2014. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The filings of the Pre-Pricing Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) (without reference to Rule 424(b)(8)) under the Securities Act were made in the manner and within the time period required by such Rule.

13.	No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency or body under the Included Laws is required in connection with (i) the offering, issuance or sale by the Company of the Company Shares or the execution, delivery and performance of the Underwriting Agreement by the Company, (ii) the offering or sale by the Selling Stockholder of the Selling Stockholder Shares or the execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder or (iii) execution, delivery and performance of the Transaction Documents by the MRD Entities party thereto, other than, in the case of (i), (ii) and (iii), (a) such Consents required under state securities or “Blue Sky” laws, (b) such Consents that have been obtained or made and (c) Consents with respect to the Commission required in the performance by the Company or the Selling Stockholders of its respective obligations under Section 5 of the Underwriting Agreement.

14.

None of (i) the offering, issuance or sale of the Company Shares by the Company, (ii) the offering or sale of the Selling Stockholder Shares by the Selling Stockholder, (iii) the execution, delivery and performance of the Underwriting Agreement by the Company or the Selling Stockholder or (iv) the execution, delivery and performance of the Transaction Documents by the MRD Entities party thereto or the consummation of the Transactions by the MRD Entities, conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of any of the MRD Entities (other than those Liens created in connection with the Company Credit Agreement) pursuant to, (a) any Constitutive Document, (b) any Material Agreement, (c) any law, rule or regulation of the Included Laws or (d) any order,

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judgment, decree or injunction of any court or governmental agency or body known to us directed to any of the MRD Entities or any of their properties in a proceeding to which any of them or their property is a party; provided, however, that no opinion is expressed pursuant to this paragraph 14 with respect to federal securities laws and other anti-fraud laws.

15.	The Company is not, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

16.	The statements included in the Disclosure Package and the Final Prospectus under the headings “Business—Regulation of Environmental and Occupational Health and Safety Matters,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Restructuring Transactions” and “Material Tax Consequences to Non-U.S. Holders,” insofar as they purport to summarize any agreement, statute or regulation, are accurate summaries in all material respects; and the Shares conform in all material respects to the description thereof contained in the Pre-Pricing Preliminary Prospectus and the Final Prospectus under the caption “Description of Capital Stock.”

17.	Each Delaware Transaction Document constitutes the valid and binding obligation of each MRD Entity party thereto, enforceable against such MRD Entity in accordance with the Included Laws of the State of Delaware.

18.	Upon (i) delivery to and receipt by The Depository Trust Company (“DTC”) of the Selling Stockholder Firm Shares to be purchased by the Underwriters under the Underwriting Agreement, (ii) payment by the Underwriters of the purchase price for such Selling Stockholder Firm Shares specified in Section 2 of the Underwriting Agreement in accordance with the terms of the Underwriting Agreement and (iii) indication by DTC in its records by book entry that such Selling Stockholder Firm Shares have been credited solely to a securities account of the Underwriters at DTC, (x) DTC will acquire all rights the Selling Stockholder had or had power to transfer in such Selling Stockholder Shares and will be a protected purchaser thereof to the extent DTC’s rights are governed by Article 8 of the UCC (as defined below), and (y) the Underwriters will have acquired a valid security entitlement thereto and, to the extent governed by Article 8 of the Uniform Commercial Code, an action based on an adverse claim thereto may not be asserted against the Underwriters, assuming that DTC has no notice of an adverse claim to such Selling Stockholder Shares and the Underwriters have no notice of an adverse claim to such security entitlement.

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